UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On March 20, 2006, the Compensation Committee of the Board of Directors of Red Robin Gourmet Burgers, Inc. (the “Company”) approved the 2006 performance goals for officers under the Company’s annual cash bonus program for the period December 26, 2005 to December 31, 2006. The performance goals are tied to the Company’s annual performance based upon the achievement of budgeted minimums, target and maximum EBITDA levels. Officers are assigned target bonuses that are expressed as a percentage of their respective base salaries, which percentages increase as their level of responsibility increases. These percentages are set to correspond to specified levels of EBITDA performance. Bonus awards are subject to negative adjustment by the Compensation Committee for failure of officers to achieve pre-set personal objectives. No bonuses are paid if the minimum EBITDA is not achieved and bonuses are capped at a specified percentage of an officer’s base salary that corresponds to the maximum prescribed EBITDA level.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.,
a Delaware corporation

	By:	/s/ Annita M. Menogan
Date: April 7, 2006		Chief Legal Officer